Exhibit 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 14, 2001, relating to the financial statements and financial highlights of Pilgrim Emerging Countries Fund (now known as ING Emerging Countries Fund), one of the portfolios constituting Pilgrim Mutual Funds (now known as ING Mutual Funds), and Pilgrim Asia-Pacific Equity Fund (now known as ING Asia-Pacific Equity Fund), one of the portfolios constituting Pilgrim Advisory Funds, Inc. (now known as ING Advisory Funds, Inc.), which appears in the October 31, 2001 Annual Reports to Shareholders of Pilgrim Mutual Funds and Pilgrim Advisory Funds, Inc., respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Representations and Warranties" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
June 3, 2002